Exhibit 23.3

CONSENT OF EUROMONITOR INTERNATIONAL LIMITED

Euromonitor International Limited hereby consents to (a) the use of our name, logos and market information in the Registration Statement on Form S-1, any related prospectuses and any amendments thereto, filed with the Securities and Exchange Commission (the “Registration Statement”) in connection with the initial public offering of WEBTOON Entertainment Inc. and (b) the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

EUROMONITOR INTERNATIONAL LIMITED

By:	/s/ Chris Wetherall
Name:	Chris Wetherall
Title:	Director of Corporate New Business
Dated:	5/7/2024